APPENDIX A

                                  AMENDMENT TO
                           1995 EQUITY INCENTIVE PLAN

         The 1995 Equity Incentive Plan is amended to add the following two additional Performance Goals and Section 9 of the Plan shall be amended by deleting the existing Section 9 entirely and replacing it with a new Section 9 as follows:

         "Operating Return on Invested Capital" means the Company's (i) Operating Earnings (as shown on its audited financial statements for a Fiscal
Year) after income taxes, divided by (ii) average Long-term Debt plus average Stockholders' Equity less average Cash and Cash Equivalents less average Short-term Investments (all as shown on its audited financial statements for such Fiscal Year).

         "Total Return to Shareholders" means (i) the Fair Market Value of a Share on the last day of a period minus the Fair Market Value of a Share on the first day of the period plus all dividends paid on a Share during such period, divided by (ii) the Fair Market Value of a Share on the first day of the period.

         In addition, the terms "Operating Return on Invested Capital" and "Total Return to Shareholders" shall be added to the definition of "Performance Goals."


                                    SECTION 9
                                DIRECTOR OPTIONS

         The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 9.2.6, to Director Options).

         9.1      Granting of Options.

                  9.1.1    Nonemployee Director Grants.

                           (a) Each Nonemployee Director shall receive an annual grant of Director Options to purchase 6,000 Shares.

                           (b) Each year, by written election made no later than
                  December 15, each Nonemployee Director may designate all or a portion of his or her annual cash retainer for the following year to be paid by the grant of Director Options. If a Nonemployee Director so designates, such Nonemployee Director shall receive Director Options to purchase that number of Shares that equals the portion of the annual cash retainer so designated divided by three/tenths (0.3) of the Fair Market Value of a Share on the Grant Date, rounded to the next higher multiple of ten.

                           (c) Each  person  who  first  becomes  a  Nonemployee
                  Director between January 1, 1998 and May 4, 2000 shall receive a grant of a Director Option to purchase 5,000 shares on May 4, 2000; thereafter, each Nonemployee Director shall receive a grant of a Director Option to purchase 6,000 Shares when such Nonemployee Director is first elected or appointed a member of the Board.

                  9.1.2 Employee Director Grants. Employee Directors shall only receive Options in their capacity as Employees and not in their capacity as Directors.

                  9.1.3 Grant Date. All Director Options issued under Section 9.1.1(a) and (b) shall be granted on the first day in each calendar year that the Shares trade on a United States stock exchange or inter-dealer quotation system, as designated by the Board. All Director Options issued under Section 9.1.1(c) after May 4, 2000 shall be granted on the effective date of such Nonemployee Director's election or appointment.

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                  9.2.1 Option  Agreement.  Each Option granted pursuant to this
         Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company.

                  9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

                  9.2.3 Exercisability. Each Option granted pursuant to Section 9.1.1(a) or (c) shall become immediately exercisable on the first anniversary of the Grant Date and each Option granted pursuant to
         Section 9.1.1(b) shall become exercisable in 12 equal monthly installments on the last day of each month in the calendar year in which such Option is granted. Notwithstanding the preceding sentence, whenever an optionee ceases to be a Director for any reason whatsoever, any portion of his or her Options which are not exercisable at that time shall lapse and shall not become exercisable thereafter.

                  9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

                           (a) The expiration of ten (10) years from the Grant Date; or

                           (b)      The   expiration  of  one (1) year  from the
                  date of the Optionee's termination of service as a Director for any reason.

                  9.2.5 Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

                  9.2.6 Other Terms. All provisions of this Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.


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